UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 1, 2018

Date of Report (date of earliest event reported)

Redwood Merger Sub II, Inc.

(successor in interest to YuMe, Inc.)

(Exact name of Registrant as specified in its charter)

Delaware	001-36039	27-0111478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1204 Middlefield Road, Redwood City, CA

(Address of principal executive offices)

(650) 591-9400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 5, 2017, YuMe, Inc., a Delaware corporation (“YuMe”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with RhythmOne plc, a public limited company incorporated under the laws of England and Wales (“RhythmOne”), Redwood Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of RhythmOne (“Purchaser”), and Redwood Merger Sub II, Inc., a Delaware corporation and a wholly owned subsidiary of RhythmOne (“Merger Sub Two”).

Pursuant to the Merger Agreement, Purchaser commenced an exchange offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.001 par value per share, of YuMe (the “YuMe Stock”), in exchange for consideration, for each share validly tendered and not withdrawn, in the form of (i) $1.70 in cash and (ii) 0.7325 ordinary shares of RhythmOne (“RhythmOne Shares”), which gives effect to the 10-for-1 share consolidation of RhythmOne Shares implemented on September 25, 2017, plus cash in lieu of any fractional shares in each case, without interest and less any applicable withholding taxes ((i) and (ii) together, the “Transaction Consideration”) upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange filed on December 22, 2017 (and any amendments and supplements thereto), and the related Letter of Transmittal.

The Offer expired one minute after 11:59 p.m., Pacific Time, on February 1, 2018 (the “Expiration Time”). The depositary and exchange agent for the Offer advised that, as of the Expiration Time, a total of 26,122,350 shares of YuMe Stock had been validly tendered and not validly withdrawn pursuant to the Offer, which tendered shares of YuMe Stock represented approximately 74.4% of the shares of YuMe Stock as of the Expiration Time. Purchaser accepted for exchange all such shares of YuMe Stock validly tendered and not validly withdrawn pursuant to the Offer.

On February 2, 2018, pursuant to the terms and conditions of the Merger Agreement, RhythmOne completed its acquisition of YuMe when (i) Purchaser merged with and into YuMe (the “First Merger”), with YuMe surviving the First Merger (the “First Surviving Corporation”) and (ii) immediately following the First Merger, the First Surviving Corporation merged with and into Merger Sub Two (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub Two surviving the Second Merger as a wholly owned subsidiary of RhythmOne (the “Surviving Corporation”).

The First Merger was governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with no stockholder vote required to consummate the First Merger. At the effective time of the First Merger (the “Effective Time”), each share of YuMe Stock not acquired in the Offer (other than (i) shares of YuMe Stock held in the treasury of YuMe and shares of YuMe Stock owned by Purchaser, RhythmOne or any wholly-owned subsidiary of Parent or of YuMe and (ii) shares of YuMe Stock held by YuMe stockholders, if any, who have validly asserted appraisal rights under the DGCL) was cancelled and converted into the right to receive the Transaction Consideration.

The foregoing descriptions of the Offer, the Mergers and the Merger Agreement in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to YuMe’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on September 5, 2017 and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Before market open on February 2, 2018, as a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, YuMe (i) notified The New York Stock Exchange (the “NYSE”) of the consummation of the First Merger and (ii) requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the shares of YuMe Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The shares of YuMe Stock ceased trading on the NYSE immediately prior to market open on February 2, 2018. YuMe also intends to file with the SEC a

Form 15 requesting the deregistration of the shares of YuMe Stock and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Mergers, each share of YuMe Stock that was issued and outstanding immediately prior to the Effective Time (other than (i) shares of YuMe Stock held in the treasury of YuMe and shares of YuMe Stock owned by Purchaser, RhythmOne or any wholly-owned subsidiary of Parent or of YuMe and (ii) shares of YuMe Stock held by YuMe stockholders, if any, who have validly asserted appraisal rights under the DGCL) were converted, at the Effective Time, into the right to receive the Transaction Consideration. Accordingly, at the Effective Time, the holders of such shares of YuMe Stock ceased to have any rights as stockholders of YuMe, other than the right to receive the Transaction Consideration.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all shares of YuMe Stock that were validly tendered and not validly withdrawn in accordance with the terms of the Offer, a change in control of YuMe occurred. Upon the Effective Time, YuMe became a wholly owned subsidiary of RhythmOne and immediately thereafter, merged out of existence, with Merger Sub Two surviving the Second Merger as a wholly owned subsidiary of RhythmOne. The information set forth in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) In accordance with the Merger Agreement, as of the Effective Time, each of Stephen Domenik, Mitchell Habib, Brian Kelley, Adriel Lares, John Mutch, Elias Nader, Christopher Paisley and Eric Singer (the “Former Directors”) ceased serving as members of the board of directors of YuMe and, in connection therewith, the Former Directors also ceased serving on any committees of which such Former Directors were members.

In connection with the consummation of the Mergers, on February 1, 2018, the Company also entered into Separation Agreements (the “Separation Agreements”), with each of Paul Porrini, the Company’s Chief Executive Officer, Ayyappan Sankaran, the Company’s Chief Technical Officer and Tony Carvalho, the Company’s Chief Financial Officer. Pursuant to the Separation Agreements, as of the Effective Time, Mr. Porrini, Mr. Sankaran and Mr. Carvalho ceased to serve as the Company’s Chief Executive Officer, Chief Technical Officer and Chief Financial Officer, respectively, and also resigned from certain officer and director positions held by them in YuMe’s subsidiaries, affiliates or investments.

In connection with their resignations and in exchange for the execution of a release of claims pursuant to the Separation Agreements, Mr Porrini, Mr. Sankaran and Mr. Carvalho are each entitled to receive the following, in each case as provided for in the YuMe Executive Severance Plan:

•	On the 60th day following the Effective Time, a lump sum payment in the gross amount (i) $675,000 in the case of Mr. Porrini, (ii) $510,000 in the case of Mr. Sankaran and (iii) $315,400 in the case of Mr. Carvalho.
•	Reimbursement of monthly COBRA healthcare premiums paid by each of Mr. Porrini, Mr. Sankaran and Mr. Carvalho for up to 12 months following the Effective Time.
•	Accelerated vesting as to all unvested outstanding equity awards.

This summary of the Separation Agreements is qualified in its entirety by the each of the Separation Agreements of Mr. Porrini, Mr. Sankaran and Mr. Carvalho attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 respectively, to this Current Report on Form 8-K and incorporated by reference into this item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the consummation of the Mergers, (i) the amended and restated certificate of incorporation of Merger Sub Two, in effect immediately prior to the effective time of the Second Merger (the “Second Effective Time”) became the amended and restated

certificate of incorporation of the Surviving Corporation and (ii) the amended and restated bylaws of Merger Sub Two, in effect immediately prior to the Second Effective Time became the amended and restated bylaws of the Surviving Corporation, each in accordance with the terms of the Merger Agreement.

Copies of the amended and restated certificate of incorporation and the amended and restated bylaws of the Surviving Corporation are attached as Exhibit 3.1 and Exhibit 3.2 respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of September 4, 2017, by and among RhythmOne, plc, Redwood Merger Sub I, Inc., Redwood Merger Sub II, Inc. and YuMe (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by YuMe on September 5, 2017)*

3.1	Amended and Restated Certificate of Incorporation of Redwood Merger Sub II, Inc.

3.2	Amended and Restated Bylaws of Redwood Merger Sub II, Inc.

10.1+	Separation Agreement dated as of February 1, 2018, by and between YuMe and Paul Porrini.

10.2+	Separation Agreement dated as of February 1, 2018, by and between YuMe and Ayyappan Sankaran.

10.3+	Separation Agreement dated as of February 1, 2018, by and between YuMe and Tony Carvalho.

*	Schedules to the Agreement and Plan of Merger and Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.
+	Management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDWOOD MERGER SUB II, INC. (as successor in interest to YuMe, Inc.)

Date: February 2, 2018	By:	/s/ Ted Hastings
Name: Ted Hastings
Title: President